                                                                    EXHIBIT 10.3




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                                 LOAN AGREEMENT

                            DATED AS OF JUNE 28, 2002

                                 BY AND BETWEEN

                    COMMUNITY FINANCIAL HOLDING COMPANY, INC.
                                   as Borrower

                                       and

                              UNITED COMMUNITY BANK
                                    as Lender




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
                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT (the "Agreement") is made and entered into as of the 28th day of June, 2002, by and among COMMUNITY FINANCIAL HOLDING COMPANY, INC., a Georgia corporation, having a principal place of business at 2775 Buford Highway, Duluth, Georgia 30096 ("Borrower"), and UNITED COMMUNITY BANK (hereinafter referred to as the "Lender").

                              W I T N E S S E T H:


      WHEREAS, Borrower has requested that the Lender make available to Borrower a revolving credit facility permitting advances of up to Two Million Five Hundred Thousand Dollars ($2,500,000) at any one time outstanding; and

      WHEREAS, the Lender is willing to extend such financing to Borrower subject to the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by the parties hereto, Borrower and Lender hereby agree as follows:

      1.    DEFINITIONS, TERMS AND REFERENCES

            1.1. CERTAIN DEFINITIONS. When used herein, the following terms shall have the following respective meanings:

            "Acquisition" shall mean any transaction, or any series of related transactions, consummated after the date hereof, by which (a) Borrower acquires the business or all or substantially all of the assets of any Person, or any division of any Person, whether through Investment, purchase of assets, merger or otherwise or (b) any Person that was not theretofore a Subsidiary of Borrower becomes a Subsidiary of Borrower.

            "Adversely Classified Assets" means any asset that is classified by the Federal Deposit Insurance Corporation (the "FDIC") or other applicable Governmental Authority as "Substandard", "Doubtful" or "Loss".

            "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) of the outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors or other governing body (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) of such Person or at least ten percent (10%) of the partnership or other ownership interest of such Person; or which controls, is controlled by or is under common control with such

Person; provided, however, that in no event shall Borrower and the Lender be deemed or regarded as Affiliates of each other. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" shall mean this Loan Agreement, as amended, modified or supplemented from time to time.

            "Allowance for Loan and Lease Losses" shall have the meaning for such term set forth in 12 C.F.R. 325.2(a).

            "Allowance for Loan and Lease Losses Ratio" means, at any time, (a) the Allowance for Loan and Lease Losses at such time, divided by (b) Gross Loans at such time.

            "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of any Governmental Authority applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

            "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as may be amended from time to time.

            "Base Lending Rate" shall mean an interest rate per annum, fluctuating daily, equal to the higher of (a) the Prime Rate minus one-half percent (.50%) and (b) the Federal Funds Rate. Each change in the Base Lending Rate shall result in a corresponding change in the interest rate hereunder with respect to a Loan and such change shall be effective on the effective date of such change in the Base Lending Rate.

            "Borrower" shall mean Community Financial Holding Company, Inc., a Georgia corporation.

            "Business Day" shall mean a day on which banks are not required or authorized to close in Blairsville, Georgia.

            "Call Report" shall mean a report of conditions and income, prepared by the Subsidiary Bank in accordance with applicable FDIC guidelines.

            "Capital Expenditures" shall mean, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) incurred by Borrower to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period, computed on a consolidated basis for Borrower and its consolidated Subsidiaries in accordance with GAAP.

            "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial


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Accounting Standards No. 13 of the Financial Accounting Standards Board) and,
for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (including such Statement No. 13).

            "Capital Stock" means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interest, participations, rights or other equivalents (however designated) of equity interests; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and (e) any securities convertible into or exchangeable for any of the foregoing or any warrants, rights or options to acquire any of the foregoing.

            "Closing Date" shall mean the date that this Agreement has been signed by Borrower and the Lender and the initial Loan has been made hereunder.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder from time to time.

            "Collateral" shall mean the property of Borrower in which Lender has, or is to have, a Lien on or security interest in pursuant to this Agreement or the Loan Documents, or any of them, as security for payment of the Obligations.

            "Commitment" shall mean the obligation of the Lender to make Loans to Borrower, subject to the terms and conditions hereof, up to an aggregate principal amount not to exceed at any one time outstanding Two Million Five Hundred Thousand Dollars ($2,500,000), subject to reduction as set forth in
Section 2.7 hereof.

            "Commitment Termination Date" shall mean the earlier to occur of (i) June 28, 2004, and (ii) the Termination Date.

            "Default" shall mean the occurrence of any event or condition which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

            "Default Rate" shall mean an interest rate per annum equal to two percent (2%) above the Base Lending Rate.

            "Environmental Laws" shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances and any and all regulations, codes, standards, plans, orders, decrees, writs, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.



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
            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time issued or promulgated thereunder.

            "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which, together with Borrower is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

            "Event of Default" shall mean any of the events or conditions described in Article 8 hereof.

            "Federal Funds Rate" shall mean, for any day, the overnight federal funds rate in New York City, New York, as published for such day (or, if such day is not a New York Business Day, for the next preceding Business Day) in the Federal Reserve Statistical Release H.15 (519) or any successor publication, or if such rate is not so published for any day which is a New York Business Day, the average of the quotations for such day on overnight federal funds transactions in New York City received by the Lender from three federal funds brokers of recognized standing selected by the Lender.

            "GAAP" shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of Borrower, as reflected in the financial information referred to in Section 4.8 hereof.

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government.

            "Gross Loans" means, at any time, the aggregate principal amount of all loans on the books of the Subsidiary Bank.

            "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

            "Hazardous Substances" shall mean any pollutant, contaminant, hazardous, toxic or dangerous waste, substance or material, or any other substance or material regulated or controlled pursuant to any Environmental Law, including, without limiting the generality of the foregoing,


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asbestos, PCBs, petroleum products (including crude oil, natural gas, natural gas liquids, liquefied natural gas or synthetic gas) or any other substance defined as a "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "hazardous material," "hazardous chemical," "hazardous waste," "regulated substance," "toxic chemical," "toxic substance" or other similar term in any Environmental Law.

            "Indebtedness" shall mean, as applied to any Person at any time, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto; (ii) under profit payment agreements or similar agreements;
(iii) with respect to letters of credit issued for such Person's account; (iv) to pay the deferred purchase price of property or services, except unsecured accounts payable and accrued expenses arising in the ordinary course of business which are less than 60 days past due; or (v) Capital Lease Obligations; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of any foreign exchange contract or Interest Hedge Agreement, net of liabilities owed to such Person by the counterparties thereon; (d) all Capital Stock of such Person subject (upon the occurrence of any contingency or otherwise) to mandatory redemption prior to the first anniversary of the Maturity Date; (e) indebtedness of others Guaranteed by such Person.

            "Interest Hedge Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

            "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are now owned by the Person entering into such short sale), (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such advance, loan or extension of credit representing the purchase price of goods, intangibles or services sold or supplied in the ordinary course of business) or Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such Person and (without duplication) any amount committed to be advanced, lent or extended to such Person, (c) any Acquisition other than the acquisition of goods, intangibles or services purchased in the ordinary course of business and accounted for as an expense in accordance with GAAP or as a Capital Expenditure or (d) the entering into of any Interest Hedge Agreement.

            "Lender" shall mean United Community Bank and its successors and assigns.

            "Leverage Ratio" shall have the meaning set forth in 12 C.F.R.
325(k).



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            "Lien" shall mean any mortgage or deed of trust, pledge,
hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

            "Loan Documents" shall mean this Agreement, the Note, the Stock Pledge Agreement, the other instruments, documents or agreements executed by Borrower or any of its Affiliates pursuant to Section 10.1 hereof, any financing statements covering portions or all of the Collateral and any and all other instruments, documents, and agreements now or hereafter executed and/or delivered by Borrower in connection herewith, or any one, more, or all of the foregoing, as the context shall require, and "Loan Document" shall mean any one of the Loan Documents.

            "Loans" shall mean, collectively, the loans made pursuant to Section
2.1 hereof and "Loan" shall mean any loan made pursuant to Section 2.1 hereof.

            "Material Adverse Effect" shall mean any event or condition which, alone or when taken with other events or conditions occurring or existing concurrently therewith (a) has or is reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise), assets, liabilities, or properties of Borrower and its Subsidiaries taken as a whole; (b) has or is reasonably expected to have any material adverse effect on the validity or enforceability of this Agreement or any Loan Document; (c) materially impairs or is reasonably expected to materially impair the ability of Borrower to pay and perform the Obligations; (d) materially impairs or is reasonably expected to materially impair the ability of the Lender to enforce its rights and remedies under this Agreement and the Loan Documents; or (e) has or is reasonably expected to have any material adverse effect on the Collateral, the Liens of the Lender in the Collateral or the priority of such Liens.

            "Margin Stock" shall mean "margin stock" as such term is defined from time to time in Regulations T, U or X of the Board of Governors of the Federal Reserve System.

            "Maturity Date" shall mean June 28, 2014.

            "MPPAA" shall mean the Multiemployer Pension Plan Amendments Act of 1980, amending Title V of ERISA.

            "Multiemployer Plan" shall have the same meaning as set forth in
Section 4001(a)(3) of ERISA.

            "Net Income" shall mean, for any period and for any Person, the income (or loss) of such Person for such period, after deducting therefrom all operating expenses, provisions for all taxes and reserves and all other proper deductions, all determined in accordance with GAAP.



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            "Obligations" shall mean the Loans and any and all other
indebtedness, liabilities and obligations of Borrower to the Lender of every kind and nature (including, without limitation, interest, charges, expenses, attorneys' fees and other sums chargeable to Borrower by Lender and future advances made to or for the benefit of Borrower), arising under this Agreement or under any of the other Loan Documents, or acquired by Lender from any other source, whether arising by reason of an extension of credit, loan, lease, guaranty, indemnification, Interest Hedge Agreement or in any other manner, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter acquired.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor agency or Person performing substantially the same functions.

            "Permitted Liens" shall mean, collectively: (a) those Liens existing on the date hereof with respect to specific items of equipment and described on
SCHEDULE 4.18 attached hereto; (b) Liens in favor of the Lender; and (c) Liens for (i) property taxes not delinquent, (ii) taxes not yet subject to penalties,
(iii) pledges or deposits made under Workmen's Compensation, Unemployment Insurance, Social Security and similar legislation, or in connection with appeal or surety bonds incident to litigation, or to secure statutory obligations, and
(iv) mechanics' and materialmen's Liens with respect to liabilities which are not yet due or which are being contested in good faith.

            "Person" shall mean and include any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

            "Plan" shall mean any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of Borrower or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including, but not limited to, the following types of plans:

            (a) Executive Arrangements - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, "golden parachute," "rabbi trust," or other executive compensation plan, program, contract, arrangement or practice ("Executive Arrangements");

            (b) ERISA Plans - any "employee benefit plan", except any Multiemployer Plan, as defined in Section 3(3) of ERISA, whether maintained by or for a single employee or by or for multiple employees, including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits ("ERISA Plans");



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            (c)   Other Employee Fringe Benefits - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice ("Fringe Benefit Plans"); and

            (d)   Multiemployer Plan - any Multiemployer Plan.

            "Prime Rate" shall mean an interest rate per annum, fluctuating daily, equal to the "Prime Rate" as published in The Wall Street Journal in effect on such day. Where a range of rates designated as the "Prime Rate" are published in The Wall Street Journal, the highest of such rates will be used. The Prime Rate is not necessarily intended to be the lowest rate of interest charged by the Lender in connection with extensions of credit.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

            "Reportable Event" shall have the meaning set forth in Section 4043 of ERISA.

            "Solvent" shall mean, as to any Person, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (b) is able to pay its debts as they mature and (c) owns property whose fair salable value is greater than the amount required to pay its debts (including contingent obligations).

            "Stock Pledge Agreement" shall mean that certain Stock Pledge Agreement, dated as of the date hereof, executed by the Borrower in favor of the Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Subsidiary" shall mean, as to any Person, any other Person, of which more than fifty percent (50%) of the outstanding shares of Capital Stock or other ownership interest having ordinary voting power to elect a majority of the board of directors of such corporation or similar governing body of such other Person (irrespective of whether or not at the time stock or other ownership interests of any other class or classes of such other Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or by one or more "Subsidiaries" of such Person.

            "Subsidiary Bank" shall mean Gwinnett Community Bank, a wholly owned subsidiary of the Borrower.

            "Tangible Equity" shall have the meaning set forth in 12 C.F.R. 325.2(s).

            "Tax" shall mean and include any present or future tax, levy, cost or charge of any nature imposed by any government or any authority or political subdivision thereof, excluding taxes on or measured by the net income of the Lender imposed by any jurisdiction in which the principal or relevant lending office of the Lender is located.

            "Termination Date" shall mean the earliest of (a) the Maturity Date; and (b) the date the Obligations become due and payable pursuant to Section 9.2 hereof.



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            "Tier 1 Capital" shall have the meaning set forth in 12 C.F.R.
325(t).

            "Total Risk Based Capital Ratio" shall have the meaning set forth in 12 C.F.R. 325(w).

            "UBPR" shall mean a Uniform Bank Performance Report.

            "UCC" shall mean the Uniform Commercial Code as in effect in the State of Georgia.

            1.2. USE OF DEFINED TERMS. All terms defined in this Agreement and the Exhibits hereto shall have the same defined meanings when used in any other Loan Document, unless the context shall require otherwise.

            1.3. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP. Calculations hereunder shall be made and financial data required hereby shall be prepared, both as to classification of items and as to amounts, in accordance with GAAP, consistently applied (except as otherwise specifically required herein).

            1.4. OTHER TERMS. All other terms used in this Agreement which are not specifically defined herein but which are defined in the UCC shall have the meanings set forth therein.

            1.5. TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Exhibits or Schedules shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, Exhibit or Schedule attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions of, Exhibits or Schedules to, another document or instrument. All references to any instrument, document or agreement shall, unless the context otherwise requires, refer to such instrument, document or agreement as the same may be, from time to time, amended, modified, supplemented, renewed, extended, replaced or restated.

            1.6. EXHIBITS. All Exhibits and Schedules attached hereto are by reference made a part hereof.

      2.    THE LOANS

            2.1. LOANS. Subject to the terms and conditions hereof and provided that there exists no Default or Event of Default, the Lender agrees to make loans (the "Loans") to Borrower, upon Borrower's request therefor made in accordance with the provisions of Section 2.2

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hereof, from time to time on any Business Day during the period from the date hereof and up to, but not including, the Commitment Termination Date in an aggregate principal amount not to exceed at any one time outstanding, an amount equal to the Commitment. The Loans made by the Lender shall be evidenced by a promissory note, substantially in the form of Exhibit A attached hereto, payable to the Lender in the principal face amount of the Commitment (the "Note"). Prior to the Commitment Termination Date, Loans may be borrowed, repaid and reborrowed in accordance with the terms hereof. On and after the Commitment Termination Date, once Loans have been repaid, they may not be reborrowed.

      Commencing on the Commitment Termination Date, the Borrower make substantially equal monthly payments of principal and accrued interest on the Loan in an amount determined by the Lender in its reasonable discretion to be sufficient to amortize the Loans over a period of ten (10) years; provided, that the then outstanding principal balance of the Loans, together with all accrued and unpaid interest thereon and all other Obligations outstanding hereunder, shall be due and payable in full on the Termination Date.

            2.2. BORROWING PROCEDURES. Borrower shall give the Lender notice of each request for a Loan hereunder in accordance with Section 2.8 hereof. The Lender shall, subject to the terms and conditions of this Agreement, not later than 2:00 p.m. (prevailing Eastern time) on the Business Day specified for such borrowing, make such amount available to Borrower in same day funds at the office of the Lender.

            2.3. LOAN ACCOUNT; STATEMENTS OF ACCOUNT. The Lender will maintain one or more loan accounts for Borrower to which the Lender will charge all amounts advanced to or for the benefit of Borrower hereunder or under any of the other Loan Documents and to which the Lender will credit all amounts collected under each such credit facility from or on behalf of the Borrower. The Lender will account to Borrower periodically with a statement of charges and payments made pursuant to this Agreement, and each such account statement shall be deemed final, binding and conclusive, in the absence of manifest error, unless the Lender is notified by Borrower in writing to the contrary within thirty (30) days of the date of each account statement. Any such notice shall only be deemed an objection to those items specifically objected to therein. The unpaid principal amount of the Loans, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount and the accrued and unpaid fees, premiums and other amounts due hereunder shall at all times be ascertained from the records of the Lender and such records shall constitute prima facie evidence of the amounts so due and payable, in the absence of manifest error.

            2.4. PROCEEDS OF THE LOANS. The proceeds of the Loans shall be used for Borrower's general corporate and working capital needs. No portion of the proceeds of any Loan may be used by the Borrower in any manner which would cause such Loan or the application of the proceeds thereof to violate any of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

            2.5. LOANS IN EXCESS OF COMMITMENT. Borrower acknowledges that the Lender is not obligated and does not presently intend to make Loans or other extensions of credit to Borrower the principal amount of which, in the aggregate, at any time would exceed the

Commitment. However, it is agreed that, should the Loans or other extensions of credit incurred hereunder exceed the Commitment, all of the obligations of Borrower to the Lender with respect to such Loans and other extensions of credit shall nevertheless constitute Obligations under this Agreement and shall be entitled to the benefit of all Liens granted under the other Loan Documents. Notwithstanding the foregoing, if any amounts outstanding hereunder shall exceed any of such limitations, Borrower shall immediately repay such excess amounts to the Lender.

            2.6.  PAYMENTS.

            (a) Each payment by the Borrower to Lender pursuant to this Agreement or the Note shall be made prior to 1:00 p.m. (prevailing Eastern time) on the date due and shall be made without set-off or counterclaim to such account of the Lender maintained with the Lender as the Lender may designate from time to time in writing to Borrower. Each such payment shall be in lawful currency of the United States of America and in immediately available funds.

            (b) Each payment made by Borrower hereunder shall either (i) be exempt from, and be made without reduction by reason of, any Tax or (ii) to the extent that any such payment shall be subject to any Tax, be accompanied by an additional payment by Borrower of such amount as may be necessary so that the net amount received by the Lender (after deducting all applicable Taxes) is the same as Lender would have received had such payment not been subject to such Tax. Upon any payment of Tax by Borrower, Borrower shall promptly (and in any event within 30 days) furnish to the Lender such tax receipts, certificates and other evidence of such payment as Borrower may have or the Lender may reasonably request.

            (c) If the due date of any payment hereunder or under the Note would otherwise fall on a day which is not a Business Day, then such payment shall be due on the next succeeding Business Day and interest shall be payable on the principal amount of such payment for the period of such extension. If Lender has not received any payment due hereunder by the close of business on the date such payment is due, Borrower authorizes the Lender, at its option, to charge such payment as a Loan.

            2.7.  PREPAYMENT; REPAYMENT; COMMITMENT TERMINATION.

            (a) Subject to the other terms and conditions hereof, upon written notice to the Lender in accordance with Section 11.7, Borrower may, at its option, and without the payment of any penalty or premium, (1) prepay any Loan or (2) reduce the Commitment, in whole or in part, on the date specified in such notice. To the extent that any Loan is prepaid after the Commitment Termination Date, such Loan shall be applied to the remaining installment payments in the inverse order of their maturity.

            (b) The outstanding principal balance of the Loans, together with all accrued and unpaid interest thereon, shall be due and payable in accordance with Section 2.1 hereof.

            (c) In no event may Borrower reduce the Commitment below the principal amount of Loans outstanding hereunder.

            (d) The Commitment shall be automatically reduced to zero on the Commitment Termination Date.

            (e) The Commitment, once terminated or reduced, may not be reinstated or increased.

            2.8.  CERTAIN NOTICES; MINIMUM AMOUNTS.

            (a) All notices given by Borrower to the Lender hereunder of terminations or reductions of the Commitment, or of borrowings or prepayments of Loans hereunder shall either be oral, with prompt written confirmation, which may be by telecopy; or in writing, with such written confirmation or writing, in the case of a borrowing, to be substantially in the form of Exhibit B attached hereto (a "Notice of Borrowing"). All such notices shall be irrevocable and shall be effective only if received by Lender prior to 10:00 a.m. (prevailing Eastern time) on a Business Day which is: (i) in the case of notice of termination or reduction of the Commitment, at least fifteen (15) days prior to such termination or reduction of the Commitment; (ii) in the case of a Loan request, not later than one (1) Business Day prior to the date such Loan is to be made; or (iii) in the case of a prepayment of a Loan, not later than the date of any such prepayment. Each such notice to reduce the Commitment or to prepay the Loans shall specify the amount of the Commitment to be reduced or of the Loans to be prepaid and the date of such reduction or prepayment. Each such notice of borrowing shall specify: (1) the amount of such borrowing; (2) that the amount of the Loan to be made, when aggregated with all other Loans to be outstanding following the funding, does not exceed the Commitment; and (3) the date such Loan is to be made, (which date shall be a Business Day). Each request for a borrowing of a Loan or for any other financial accommodation by Borrower pursuant to this Agreement or the other Loan Documents shall constitute (x) an automatic warranty and representation by Borrower to Lender that there does not then exist a Default or Event of Default or any event or condition which, with the making of such Loan, would constitute a Default or Event of Default and (y) an affirmation that as of the date of such request all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects, both before and after giving effect to the making of such Loan.

            (b) Each borrowing and partial prepayment of principal of Loans shall be in a minimum principal amount of $100,000 or in an integral multiple of $100,000 in excess thereof.

      3.    FEES AND INTEREST

            3.1.  INTEREST.

            (a) Subject to modification pursuant to Section 9.1 hereof, the average daily outstanding principal amount of the Obligations shall bear interest from the date thereof until paid in full at the following rates:

                  (i) the outstanding principal amount of each Loan and all other sums payable by Borrower hereunder shall bear interest at a fluctuating rate per annum equal to the Base Lending Rate, calculated daily on the basis of a 360-day year and actual days elapsed; and

                  (ii) the amount of any payment of principal and, to the extent permitted by Applicable Law, interest or other amount payable hereunder which is not paid when due, shall, unless otherwise elected by the Lender, bear interest at the Default Rate.

            (b) Accrued interest shall be payable (i) in the case of the Loans prior to the Commitment Termination Date, monthly on the first day of each month hereafter for the previous month, commencing August 1, 2002; and, upon the payment or prepayment thereof; (ii) in the case of the Loans after the Commitment Termination Date, as set forth in the Section 2.1, and, upon the payment or prepayment thereof; (iii) in the case of any other sum payable hereunder as set forth elsewhere in this Agreement or, if not so set forth, on demand; and (iv) in the case of interest payable at the Default Rate, on demand.

            3.2. INTEREST SAVINGS CLAUSE. Nothing contained in this Agreement or in the Note or in any of the other Loan Documents shall be construed to permit the Lender to receive at any time interest, fees or other charges in excess of the amounts which the Lender is legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no contingency or event whatsoever shall the compensation payable to the Lender by Borrower, howsoever characterized or computed, hereunder or under the Note or under any other agreement or instrument evidencing or relating to the Obligations, exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that the Lender shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that any excess has been charged or received, then, ipso facto, such rate shall be reduced to the highest lawful rate so that no amounts shall be charged which are in excess thereof; and the Lender shall apply such excess against the Loans then outstanding (with such application being made first against the Loans, to the extent thereof, and then to any other Obligations hereunder) and, to the extent of any amounts remaining thereafter, refund such excess to Borrower or any other Person legally entitled thereto.

      4.    REPRESENTATIONS AND WARRANTIES

      In order to induce the Lender to enter into this Agreement and to make Loans hereunder, Borrower hereby makes the following representations and warranties to the Lender, which shall be true and correct in all material respects on the date hereof and shall continue to be true and correct in all material respects at the time of the making of any Loan and until the Loans have been repaid in full:

            4.1. CORPORATE EXISTENCE AND QUALIFICATION. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of [GEORGIA]. Borrower is duly qualified as a foreign corporation in good standing in each state wherein the conduct of its business or the ownership of its property requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

            4.2. CORPORATE AUTHORITY; VALID AND BINDING EFFECT. Borrower has the corporate power and authority to execute, deliver and perform under this Agreement and the other Loan Documents, and to borrow hereunder, and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Agreement and such other Loan Documents. This Agreement and the other Loan Documents constitute the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms; except that enforceability may be limited by bankruptcy, insolvency and other laws affecting creditor's rights generally and except that the availability of certain remedies may be limited by general principles of equity.

            4.3. NO CONFLICT. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents (a) are not in contravention of any provisions of Applicable Law applicable to Borrower; (b) will not violate or result in a default under any agreement or indenture to which Borrower is a party or by which Borrower is bound; (c) do not contravene the Articles of Incorporation or By-laws of Borrower; and (d) will not result in or require the creation or imposition of any Lien on any of the property or assets of Borrower or any of its Subsidiaries other than Liens in favor of the Lender created by this Agreement or the Loan Documents.

            4.4. GOVERNMENTAL ACTION. Except as set forth on SCHEDULE 4.4 hereto, the execution, delivery and performance of this Agreement and the other Loan Documents by Borrower do not require any registration with, consent or approval of, or any notice to, or other action to, with or by any Governmental Authority except (a) filings, consent or notices which have been obtained and a copy thereof furnished to the Lender; and (b) filings necessary to perfect the Liens granted by this Agreement and the Loan Documents.

            4.5. NO LITIGATION. Except as set forth on SCHEDULE 4.5 hereto, there are no proceedings pending or threatened against the Borrower or any of its Subsidiaries before or by any court or administrative agency.

            4.6. SOLVENCY. After giving effect to the execution and delivery of this Agreement, the Loan Documents, the consummation of the transactions contemplated hereby and thereby and the making of each Loan hereunder, Borrower is Solvent.

            4.7. TAXES. Borrower and each of its Subsidiaries has filed all federal, state, local and foreign tax returns, reports and estimates which are required to be filed by it and all taxes (including penalties and interest, if any) shown on such returns, reports and estimates as being due and payable or which are otherwise due and payable have been fully paid. Such tax returns properly and correctly reflect the income and taxes of Borrower or such Subsidiary for the periods covered thereby. Borrower's federal tax identification number is set forth on SCHEDULE 4.7 attached hereto.

            4.8.  FINANCIAL INFORMATION.

            (a) The audited consolidated financial statements of Borrower and its consolidated Subsidiaries for the fiscal year ending December 31, 2001, including consolidated balance sheets, consolidated income statements and consolidated statements of cash flow, copies of which have been delivered by Borrower to the Lender, are true and correct in all material respects and contain no material misstatement or omission, and fairly present the consolidated financial position, assets and liabilities of Borrower and its consolidated Subsidiaries as of the date thereof and the consolidated results of operations of Borrower and its consolidated Subsidiaries for the period then ended, and as of the date thereof there were no liabilities of Borrower or its consolidated Subsidiaries, fixed or contingent, which are material that were not reflected in such financial statements.

            (b) The executed Call Reports for the Subsidiary Bank for the fiscal quarters of the Subsidiary Bank ending on March 30, 2001, June 30, 2001, September 30, 2001, December 31, 2001 and March 30, 2002 and the UBPR issued by the Federal Financial Institution Examination Council for the Subsidiary Bank for such fiscal quarters, copies of which have been delivered by the Borrower to the Lender, are true and correct in all material respects and contain no material misstatement or omission, and fairly present the financial position, assets and liabilities of the Subsidiary Bank as of the respective dates thereof and the results of operations of the Subsidiary Bank for the respective periods then ended, and as of the date thereof there were no liabilities of the Subsidiary Bank, fixed or contingent, which are material that were not reflected therein.

            (c)   Since the date of the financial statements referred to in
Section 4.8(a), there has been no material adverse change in the consolidated assets, liabilities, financial position or results of operations of Borrower and its consolidated Subsidiaries, and neither Borrower nor any of its Subsidiaries have (i) incurred any obligation or liability, fixed or contingent, which would materially and adversely affect its business, operations or financial condition;
(ii) incurred any Indebtedness or Capital Lease Obligations other than the Obligations; or (iii) Guaranteed the obligations of any other Person.

            4.9. TITLE TO ASSETS. Borrower has good and marketable title to and ownership of all of its assets, free and clear of any and all Liens whatsoever except for Permitted Liens.

            4.10. VIOLATIONS OF LAW. Neither Borrower nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation or ordinance of any Governmental Authority, the violation of which might have a Material Adverse Effect.

            4.11. ERISA. Except as disclosed on SCHEDULE 4.11 attached hereto and incorporated herein by reference:

            (a) Identification of Plans. Neither Borrower nor any ERISA Affiliate maintains or contributes to, or has maintained or contributed to, any Plan or Multiemployer Plan that is subject to regulation by Title IV of ERISA;

            (b) Compliance. Each Plan has at all times been maintained, by its terms and in operation, in accordance with all Applicable Laws; except for such noncompliance (when taken as a whole) that will not have a Material Adverse Effect;

            (c) Liabilities. Neither Borrower nor any ERISA Affiliate is currently or, to the best knowledge of Borrower or any ERISA Affiliate, will become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan, including, but not limited to, any tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Code, except such liabilities (when taken as a whole) as will not have a Material Adverse Effect;

            (d) Funding. Each ERISA Affiliate has made full and timely payment of (i) all amounts required to be contributed under the terms of each Plan and Applicable Law and (ii) all material amounts required to be paid as expenses of each Plan. No Plan has any "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA); and

            (e) Insolvency; Reorganization. No Plan is insolvent (within the meaning of Section 4245 of ERISA) or in reorganization (within the meaning of
Section 4241 of ERISA).

            4.12. ENVIRONMENTAL LAWS.

            (a) Borrower and each of its Subsidiaries has obtained all permits, licenses and other authorizations, if any, which are required under Environmental Laws for the operation of Borrower's or such Subsidiary's business and Borrower and each of its Subsidiaries is in compliance with all terms and conditions of required permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, notifications, schedules and timetables contained in the Environmental Laws;

            (b) Neither Borrower nor any of its Subsidiaries is aware of or has received notice of, the disposal or release or presence of Hazardous Substances on any of its properties, or of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance on the part of Borrower or any such Subsidiary with Environmental Laws, or may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, Lien, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance;

            (c) All assets of Borrower and its Subsidiaries are free from Hazardous Substances except for Hazardous Substances used, maintained or handled by Borrower or such Subsidiary in the ordinary course of business and the use and disposal of any and all such Hazardous Substances is effected by Borrower or such Subsidiary in compliance with all applicable Environmental Laws; and

            (d) There is not pending or threatened against the Borrower or any of its Subsidiaries and neither Borrower knows of any facts or circumstances that might give rise to, any civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, environmental Lien, investigation, or proceeding relating in any way to Environmental Laws.

            4.13. MARGIN STOCK. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for buying or carrying Margin Stock, and no part of the proceeds of any Loan shall be used to purchase or carry Margin Stock.

            4.14. NO DEFAULT. Neither Borrower nor any of its Subsidiaries is in default with respect to (a) any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to Indebtedness to which Borrower or such Subsidiary is a party or by which Borrower or such Subsidiary is bound or (b) any other instrument, document or agreement to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of their respective properties are bound, the default of which would have a Material Adverse Effect.

            4.15. CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS. Borrower's and each of its Subsidiaries' principal place of business, chief executive office and location of its books and records is set forth on SCHEDULE 4.15 attached hereto and neither Borrower, any of its Subsidiaries nor any of their respective predecessors has had any other chief executive office or principal place of business except as set forth on SCHEDULE 4.15 during the five (5) years immediately preceding the date hereof. SCHEDULE 4.15 attached hereto and incorporated herein by reference sets forth a true, correct and complete list of all places of business and all locations at which any Collateral is located.

            4.16  CORPORATE, TRADE OR FICTITIOUS NAMES. Except as set forth on
SCHEDULE 4.16 hereof, during the five (5) years immediately preceding the date of this Agreement, neither Borrower, any of its Subsidiaries, nor any of their respective predecessors has been known as or used any corporate, trade or fictitious name other than its current corporate or individual name as such name is set forth in this Agreement.

            4.17. INDEBTEDNESS. SCHEDULE 4.17 hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee, Interest Hedge Agreement or other arrangement providing for or otherwise relating to any Indebtedness to, or guarantee by, Borrower or any of its Subsidiaries and the aggregate principal or face amount outstanding as of the date hereof or which may become outstanding under each such arrangement is correctly described in said Schedule.

            4.18. EXISTING LIENS. SCHEDULE 4.18 hereto is a complete and correct list, as of the date of this Agreement, of each Lien existing on the date hereof securing Indebtedness and the aggregate principal amount of Indebtedness secured by each such Lien is correctly described in such SCHEDULE 4.18.

            4.19. BROKER'S OR FINDER'S FEES. No broker's or finder's fees or commissions have been incurred or will be payable by the Borrower or any of its Subsidiaries to any Person in connection with the transactions contemplated by this Agreement.

            4.20. REGULATORY MATTERS. Except as set forth on SCHEDULE 4.4 hereto, neither Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal

Power Act, the Interstate Commerce Act or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

            4.21. DISCLOSURE. Neither this Agreement nor any other instrument, document, agreement, financial statement or certificate furnished to the Lender by or on behalf of Borrower or any of its Subsidiaries in connection herewith contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or omits to state any fact which may in the future have a Material Adverse Effect.

            4.22. BURDENSOME RESTRICTIONS. Neither any contract, lease, indenture, agreement or other instrument, or corporate restriction, judgment, decree, or order to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries is bound, nor any provision of Applicable Law, has or can reasonably be expected to have a Material Adverse Effect.

      5.    AFFIRMATIVE COVENANTS

      Borrower hereby covenants to the Lender that from and after the date hereof, and until the termination of this Agreement and the payment and satisfaction in full of the Obligations, whichever last occurs, unless the Lender otherwise consents in writing, Borrower will, and will cause each of its Subsidiaries to:

            5.1. REPORTING REQUIREMENTS. Furnish or cause to be furnished to the Lender:

            (a) As soon as practicable, and in any event within 60 days after the end of each fiscal quarter, an executed Call Report for the Subsidiary Bank for such fiscal quarter, complete with all schedules, exhibits and attachments, prepared in accordance with all requirements of applicable Governmental Authorities, and certified as to truth and accuracy thereof by the chief financial officer of Borrower;

            (b) As soon as practicable, and in any event within 90 days after the end of each fiscal quarter, a complete copy of the UPBR issued by the Federal Financial Institution Examination Council for the Subsidiary Bank for such fiscal quarter, together with a compliance certificate of the chief financial officer of Borrower, in substantially the form of Exhibit C hereto (the "Compliance Certificate"), setting forth the calculations for determining compliance with the financial covenants set forth in Article 7 hereof and certifying that such calculations are true and accurate and that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto;

            (c) As soon as available, and in any event within 90 days after the end of each fiscal year of Borrower, audited consolidated annual financial statements of Borrower and its consolidated Subsidiaries, including consolidated balance sheets, consolidated income statements and consolidated statements of cash flow for the fiscal year then ended, prepared in accordance with GAAP, in comparative form and accompanied by the unqualified opinion of Porter Keadle Moore LLP, or such other recognized firm of independent certified public accountants retained by Borrower and acceptable to the Lender;

            (d) Within sixty (60) days after the end of each quarter, a copy of the board report for the Borrower for such quarter, together with the financial and delinquency information contained in the board report for such quarter;

            (e) Promptly after the sending or filing thereof, as the case may be, copies of any definitive proxy statements, financial statements or reports which Borrower sends to its shareholders and copies of any regular periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission (or any Governmental Authority substituted therefor), including, but not limited to, all Form 10-K and Form 10-Q reports, if any, or any report or registration statement which Borrower files with any national securities exchange; and

            (f) Such other information respecting the condition or operations, financial or otherwise, of Borrower and its Subsidiaries as the Lender may from time to time reasonably request.

            5.2. TAX RETURNS. File all federal, state and local tax returns and other reports that Borrower or such Subsidiary is required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges and levies imposed upon its income, or its profits, or upon any property belonging to it, and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto, except where the same may be contested in good faith by appropriate proceedings and for which adequate reserves have been established.

            5.3. COMPLIANCE WITH LAWS. Comply with all laws, statutes, rules, regulations and ordinances of any Governmental Authority applicable to Borrower or any such Subsidiary, the violation of which might have a Material Adverse Effect, including, without limitation, any such laws, statutes, rules, regulations or ordinances regarding the collection, payment, and deposit of employees' income, unemployment, and Social Security taxes and with respect to pension liabilities.

            5.4. ENVIRONMENTAL LAWS. Comply with all Environmental Laws and, in the event of any "release" or "threatened release" of any Hazardous Substance onto, at or under the property of any Borrower or any of its Subsidiaries which requires or may require notification, response, assessment, investigation or remedial action pursuant to any Environmental Law, notify the Lender and all appropriate Governmental Authorities thereof, and proceed with due diligence and, at the cost and expense of Borrower or such Subsidiary, to respond appropriately, in accordance with all requirements of the Environmental Laws.

            5.5.  ERISA. Borrower will, and will cause each ERISA affiliate to:

            (a) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in Sections 302 and 305 of ERISA with respect to each Plan and otherwise comply with ERISA and all rules and regulations promulgated thereunder;

            (b) Promptly after the occurrence thereof with respect to any Plan, or any trust established thereunder, notify the Lender of (i) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (ii) any other event which could subject Borrower or any ERISA Affiliate to any material tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code;

            (c) At the same time and in the same manner as such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, give the Lender any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) or ERISA or under Section 401(a)(29) or 412 of the Code with respect to any Plan;

            (d) Furnish to the Lender, promptly upon the request of the Lender, (i) true and complete copies of any and all documents, government reports and determination or opinion letters for any Plan; and (ii) a current statement of withdrawal liability, if any, for each Multiemployer Plan; and

            (e) Furnish to the Lender, promptly upon the request of the Lender therefor, such additional information concerning any Plan as may be reasonably requested.

            5.6. BOOKS AND RECORDS. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions. Upon the Lender's request, the Borrower shall permit Lender to inspect the books and records of the Borrower and its Subsidiaries, to perform a review of the loan portfolio of each Subsidiary of the Borrower, and to review internal and external reports of the Borrower and its Subsidiaries, to the extent permitted by applicable law.

            5.7. NOTIFICATIONS TO THE LENDER. Notify the Lender immediately by telephone (with each such notice to be confirmed in writing within three (3) Business Days): (a) upon Borrower's learning thereof, of any litigation affecting Borrower or any of its Subsidiaries claiming damages of $100,000 or more, individually or when aggregated with other litigation pending against Borrower or its Subsidiaries, whether or not covered by insurance, and of the threat or institution of any suit or administrative proceeding against Borrower or any of its Subsidiaries which, if adversely determined, might have a Material Adverse Effect, and establish such reasonable reserves with respect thereto as the Lender may reasonably request in accordance with GAAP; (b) upon occurrence thereof, of any Default or Event of Default hereunder; (c) upon occurrence thereof, of any event or condition which could have a Material Adverse Effect;
(d) upon the occurrence thereof, of Borrower's or any of its Subsidiaries' default under (i) any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to any indebtedness of Borrower or such Subsidiary or (ii) any other instrument, document or agreement to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of their respective properties is bound, the default of which could have a Material Adverse Effect; (e) upon the occurrence thereof, of any change in board of directors of the Borrower or of any change in the Chief Executive Officer, President, Chief Financial Officer, or Chief Lending Officer of the Borrower or its Subsidiary Bank; and (f) promptly upon becoming aware thereof, any formal or informal administrative action between regulatory authorities and the Borrower, including without limitation, any board resolutions, memorandums of understanding or cease and desist orders, or any notifications by the FDIC or any other Governmental Authority or Person which may impair the Borrower's ability to repay the Obligations.

            5.8. INSURANCE. Keep all of its property insured against loss or damage by fire or other risk usually insured in accordance with reasonable business practice; and maintain at all times liability insurance coverage against such risks and in such amounts as are customarily maintained by others in similar businesses; and deliver evidence of such insurance to the Lender promptly following the Lender's request.

            5.9. PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is reasonably necessary in view of its business and operations or the ownership of its properties.

            5.10. OTHER INDEBTEDNESS. Maintain all of its Indebtedness in whatsoever manner incurred, including, but not limited to, Indebtedness for borrowed money or for services or goods purchased, in a current status.

      6.    NEGATIVE COVENANTS

      Borrower hereby covenants with the Lender that from and after the date hereof and until the termination of this Agreement and the payment and satisfaction in full of the Obligations, whichever last occurs, it will not, nor will it permit any of its Subsidiaries to, without the prior written consent of the Lender:

            6.1. LIENS. Create, incur, assume, or suffer to exist any Lien of any kind in any of the Collateral or their other assets other than Permitted Liens.

            6.2. INDEBTEDNESS. Incur, assume, or suffer to exist any Indebtedness except for (a) the Obligations; (b) Indebtedness listed on SCHEDULE 4.17; (c) Indebtedness arising in connection with the normal banking operations of the Subsidiaries of the Borrower; and (d) other Indebtedness in an aggregate principal amount outstanding not to exceed $100,000.

            6.3. ASSET SALES. Sell, lease, transfer or otherwise dispose of any or all of the Collateral or any interest therein.

            6.4. GUARANTIES. Guarantee the obligations of any other Person except by endorsement of negotiable instruments for deposit or collection and similar transactions in the ordinary course of business.

            6.5. INVESTMENTS AND ACQUISITIONS. Create any Subsidiaries or make any Investment or Acquisition, or agreement for Investment or Acquisition in any Person, including, but not limited to, by way of transfer of property, contributions to capital, purchases of shares, securities or evidences of indebtedness, acquisitions of businesses or of a substantial portion of the assets of any business or otherwise; provided, however, that the forgoing shall not be deemed to limit the ability of the Borrower's subsidiaries to make loans, take deposits, and engage in other banking operations consistent with past practices.

            6.6. PROHIBITION OF FUNDAMENTAL CHANGES. Enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or make any substantial change in the basic type of business conducted by Borrower or such Subsidiary as of the date hereof.

            6.7. ISSUANCE OF STOCK. Issue any shares of Capital Stock or other ownership interests in Borrower or any of its Subsidiaries, except that Borrower may issue shares of the class of common stock of Borrower currently authorized by the Articles of Incorporation of Borrower.

            6.8.  FISCAL YEAR. Change its fiscal year end from December 31.

            6.9. ERISA. Take, or fail to take, or permit any ERISA Affiliate to take, or fail to take, any action with respect to a Plan including, but not limited to, (a) amending any Plan, (b) terminating or withdrawing from any Plan, or (c) incurring an amount of unfunded benefit liabilities, as defined in
Section 4001(a)(18) of ERISA, where such action or failure could have a Material Adverse Effect, result in a Lien on the property of Borrower and its Subsidiaries or require Borrower or any of its Subsidiaries to provide any security.

            6.10. RELOCATIONS; USE OF NAME. Relocate its executive offices, open new places of business or relocate existing places of business; change its state of incorporation, maintain any Collateral or records with respect to Collateral at any other locations than those locations presently kept or maintained, as set forth on SCHEDULE 4.15 hereto; or use any corporate name (other than its own) or any fictitious name, in each case, except upon thirty (30) days prior written notice to the Lender and after the delivery to the Lender of financing statements, if required by the Lender, in form satisfactory to the Lender.

            6.11. ARMS-LENGTH TRANSACTIONS. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service or the payment of management or other service fees, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to the Lender in writing and which are no less favorable to Borrower than those which would prevail in a comparable arm's-length transaction with a Person not an Affiliate.

      7.    FINANCIAL COVENANTS

      Borrower hereby covenants with the Lender that from and after the date hereof and until the termination of this Agreement and the payment and satisfaction in full of the Obligations, whichever last occurs, unless the Lender otherwise consents in writing:

            7.1. TANGIBLE EQUITY. Borrower shall cause the Subsidiary Bank to maintain at all times from the Closing Date until this Agreement has been terminated and all Obligations have been paid in full, Tangible Equity of not less than $7,000,000.

            7.2. TOTAL RISK BASED CAPITAL RATIO. Borrower shall cause the Subsidiary Bank to maintain at all times from the Closing Date until this Agreement has been terminated and all Obligations have been paid in full, a Total Risk Based Capital Ratio of not less than 7.0%.

            7.3. LEVERAGE RATIO. Borrower shall cause the Subsidiary Bank to maintain, at all times from the Closing Date until this Agreement has been terminated and all Obligations have been paid in full, a Leverage Ratio of not less than 5.0%.

            7.4. ALLOWANCE FOR LOAN AND LEASE LOSSES. Borrower shall cause the Subsidiary Bank to maintain, as of the end of each Fiscal Year, an Allowance for Loan and Lease Losses Ratio equal to or greater than 1.00%.

            7.5. ADVERSELY CLASSIFIED ASSETS RATIO. Borrower shall cause the Subsidiary Bank to maintain, at all times from the Closing Date until this Agreement has been terminated and all Obligations have been paid in full, a ratio of (i) Adversely Classified Assets to (ii) (a) Tier 1 Capital plus (b) Allowance for Loan and Lease Losses equal to or less than 50%.

            7.6. DIVIDENDS. Neither Borrower nor any of its Subsidiaries shall declare or pay any dividends on, or make any distribution with respect to, the shares of any class of their Capital Stock, or purchase, redeem, acquire, defease or retire any shares of their Capital Stock, or take any action having an effect equivalent to the foregoing if, in any such case, a Default or an Event of Default either exists or would result therefrom, except that any Subsidiary of Borrower may declare and pay dividends to Borrower or to any wholly-owned Subsidiary of Borrower.

      8.    EVENTS OF DEFAULT

      The occurrence of any of the following events or conditions shall constitute an Event of Default hereunder:

            8.1. PAYMENT. Borrower shall fail to make any payments of principal or interest on any Loan when due, or payments of any other Obligations when due.

            8.2. MISREPRESENTATION. Borrower or any of its Subsidiaries shall make any representation or warranty in this Agreement or any of the other Loan Documents or in any certificate or statement furnished at any time hereunder or in connection with this Agreement or any of the other Loan Documents which proves to have been untrue or misleading when made or furnished and which continues to be untrue or misleading.

            8.3. COVENANTS. (a) Borrower or any of its Subsidiaries shall default in the observance or performance of any covenant applicable to Borrower or such Subsidiary under Sections 5.1, 5.6 5.8 and 5.9 of this Agreement, and such failure shall not have been cured or waived for a period of fifteen (15) days following such failure.

            (b) Borrower or any of its Subsidiaries shall default in the observance or performance of any covenant applicable to Borrower or such Subsidiary under this Agreement or any of the Loan Documents, other than those covenants expressly identified in clause (a) of this Section 8.3.

            8.4. OTHER DEBTS. (a) Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Indebtedness, which is outstanding in a principal amount of at least $100,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace or cure period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Indebtedness; or
(b) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Indebtedness and shall continue after the applicable grace or cure period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (c) any such Indebtedness shall be accelerated or otherwise declared to be due and payable prior to the stated maturity thereof, or (d) any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof.

            8.5. TAX LIEN. A notice of Lien, levy or assessment is filed of record with respect to all or any assets of Borrower or any of its Subsidiaries by the United States or any other Governmental Authority, including, without limitation, the PBGC, which adversely affects the priority of the Liens granted to the Lender hereunder or under any of the other Loan Documents.

            8.6. ERISA. The occurrence of any of the following events: (a) the happening of a Reportable Event with respect to any Plan; (b) the disqualification or involuntary termination of a Plan for any reason; (c) the voluntary termination of any Plan while such Plan has a funding deficiency (as determined under Section 412 of the Code); (d) the appointment of a trustee by an appropriate United States district court to administer any such Plan; (e) the institution of any proceedings by the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan; (f) the failure of Borrower to notify the Lender promptly upon receipt by Borrower or any of its ERISA Affiliates of any notice of the institution of any proceeding or other actions which may result in the termination of any such Plan.

            8.7. VOLUNTARY BANKRUPTCY. Borrower or any of its Subsidiaries shall: (a) file a voluntary petition or assignment in bankruptcy or a voluntary petition or assignment or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal, or foreign, now or hereafter existing; (b) enter into any agreement indicating consent to, approval of, or acquiescence in, any such petition or proceeding;
(c) apply for or permit the appointment, by consent or acquiescence, of a receiver, custodian or trustee of itself or themselves or for all or a substantial part of its or their property; (d) make an assignment for the benefit of creditors; or (e) be unable or shall fail to pay its or their debts generally as such debts become due, admit in writing its or their inability or failure to pay its or their debts generally as such debts become due, or otherwise cease to be Solvent.

            8.8. INVOLUNTARY BANKRUPTCY. There occurs (a) a filing or issuance against Borrower or any of its Subsidiaries an involuntary petition in bankruptcy or seeking liquidation of Borrower or such Subsidiary, reorganization, arrangement, readjustment of its or their debts or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; (b) the involuntary appointment of a receiver, liquidator, custodian or trustee of Borrower or any of its Subsidiaries or for all or a substantial part of its or their property; or (c) the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Borrower or any of its Subsidiaries.

            8.9. SUSPENSION OF BUSINESS. The suspension of the transaction of the usual business of the Borrower or any of its Subsidiaries for five (5) Business Days, or the dissolution of the Borrower or any of its Subsidiaries.

            8.10. JUDGMENTS. Any judgment, decree or order for the payment of money which is not covered by any insurance maintained by the Borrower and which, when aggregated with all other judgments, decrees or orders for the payment of money pending against Borrower or any of its Subsidiaries not covered by any such insurance, exceeds the sum of $100,000, shall be rendered against Borrower or any of its Subsidiaries and remain unsatisfied and in effect for a period of sixty (60) consecutive days or more without being vacated, discharged, satisfied or stayed or bonded pending appeal.

            8.11. OWNERSHIP. Borrower shall fail to own, beneficially and of record, with power to vote, one hundred percent (100%) of the issued and outstanding shares of Capital Stock of Subsidiary.

            8.12. RICO. Borrower, any of its Subsidiaries, or any of their respective directors, shareholders or executive officers shall be indicted under the Racketeer Influenced and Corrupt Organizations Act of 1970 (18 U.S.C.
Section 1961 et seq.) or the Lender otherwise reasonably believes in good faith that all or any portion of Borrower's or any of its Subsidiaries' assets are subject to forfeiture pursuant to Applicable Law.

            8.13. FAILURE OF SECURITY. At any time (a) Liens in favor of the Lender contemplated by the Loan Documents shall, at any time, for any reason (except by reason of an affirmative act or omission of the Lender), be invalidated or otherwise cease to be in full force and effect; (b) such Liens shall be subordinated or shall not have the priority contemplated by such Loan Documents; or (c) Borrower or other obligor under any such Loan Document seeks to repudiate its or his obligations thereunder.

            8.14. ADMINISTRATIVE ACTION. Any Governmental Authority shall issue any resolution, order, judgment, or ruling, or impose any requirement, or take any other enforcement action, in any such case that could materially impair the Borrower's ability to repay the Obligations, or the Borrower or the Subsidiary Bank shall enter into a memorandum of understanding, plan of corrective action or letter agreement with any such Governmental Authority.

      9.    REMEDIES

      Upon the occurrence or existence of any Event of Default, and during the continuation thereof, without prejudice to the rights of the Lender to enforce its claims against Borrower for damages for failure by Borrower to fulfill any of the obligations hereunder, the Lender shall have the following rights and remedies, in addition to any other rights and remedies available to the Lender at law, in equity or otherwise:

            9.1. DEFAULT RATE. At the election of the Lender, evidenced by written notice to Borrower, the outstanding principal balance of the Obligations, and to the extent permitted by Applicable Law, accrued and unpaid interest thereon, shall bear interest at the Default Rate until paid in full.

            9.2. TERMINATION; ACCELERATION OF THE OBLIGATIONS. In the event of an Event of Default set forth in Sections 8.7 or 8.8 hereof, the Commitment shall automatically and immediately terminate and all of the Obligations shall become immediately due and payable, without presentment, demand, protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding. In the event of any other Event of Default, the Lender, at its option, may terminate the Commitment and declare all of the Obligations immediately due and payable, without presentment, demand, protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding.

            9.3. SET-OFF. The right of the Lender to set-off, without notice to Borrower or any of its Subsidiaries, any and all deposits at any time credited by or due from the Lender to Borrower or such Subsidiary, whether in a general or special, time or demand, final or provisional account or any other account or represented by a certificate of deposit and whether or not unmatured or contingent against any or all of the Obligations of Borrower or such Subsidiary, now existing or hereafter arising, whether or not the Lender shall have made any demand under this Agreement or any of the Loan Documents.

            9.4. JUDICIAL PROCEEDINGS. The right to proceed by an action or actions at law or in equity to obtain possession of the Collateral, to recover the Obligations and amounts secured hereunder or to foreclose under this Agreement and sell the Collateral or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction, all without the necessity of posting any bond.

            9.5. NOTICE. Any notice required to be given by Lender of a sale, lease, or other disposition of the Collateral or any other intended action by Lender, given to Borrower in the manner set forth in Section 11.7 below, at least ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower.

      10.   CONDITIONS PRECEDENT

            10.1. CONDITIONS PRECEDENT TO INITIAL LOAN. Notwithstanding any other provision of this Agreement, it is understood and agreed that the Lender shall have no obligation to make the initial Loan hereunder unless and until the following conditions have been met, to the sole and complete satisfaction of
Lender:

            (a) Litigation. No action, suit, litigation, proceeding, investigation, regulation or legislation, including, but not limited to, any arising under the Environmental Laws, shall have been instituted, threatened or proposed before any court, governmental agency or legislative body which (i) seeks to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the making of any Loan hereunder; or (ii) if decided adversely to Borrower or any of its Subsidiaries may result in a Material Adverse Effect.

            (b) Documentation. The Lender shall have received the following documents, each dated the Closing Date (unless otherwise specified), each duly executed and delivered to the Lender, and each to be satisfactory in form and substance to Lender and its counsel:

                  (i)   this Agreement;

                  (ii)  the Note;

                  (iii) the Stock Pledge Agreement;

                  (iv) a certificate signed by the President or chief financial officer of Borrower certifying that (A) the representations and warranties set forth in Article 4 hereof are true and correct in all respects on and as of such date with the same effect as though made on and as of such date; (B) Borrower is on such date in compliance with all the terms and conditions set forth in this Agreement on its part to be observed and performed, and (C) on the Closing Date, after giving effect to the making of the initial Loan, no Default or Event of Default has occurred or is continuing;

                  (v)   a certificate of the Secretary of Borrower certifying
      (A) that attached thereto is a true and complete copy of the Articles of Incorporation of Borrower as in effect on the date of such certification;
      (B) that attached thereto is a true and complete copy of the By-Laws of Borrower, as in effect on the date of such certification; (C) that attached thereto is a true and complete copy of Resolutions adopted by the Board of

      Directors of Borrower, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents; and (D) as to the incumbency and genuineness of the signatures of the officers of Borrower executing this Agreement or any of the other Loan Documents;

                  (vi) a copy of the Articles of Incorporation of each of Borrower, and all restatements thereof or amendments thereto, certified as of a date close to the Closing Date, by the Secretary of State of the State of Georgia;

                  (vii) good standing certificates for Borrower, certified as of a date close to the Closing Date, and issued in each case by those secretaries of state of those states set forth on SCHEDULE 10.1 hereto;

                  (viii) such UCC termination statements and other Lien releases and terminations as the Lender may require;

                  (ix) copies of all filing receipts or acknowledgments issued by any Governmental Authority to evidence any filing or recordation necessary to terminate any Liens in the Collateral and to perfect the Liens of the Lender in the Collateral and evidence in a form acceptable to the Lender that such Liens of the Lender constitute valid and perfected first priority Liens;

                  (x) the written opinion of Morris, Manning & Martin, counsel to Borrower, in the form attached hereto as Exhibit D, as to the transactions contemplated by this Agreement;

                  (xi) copies of all required regulatory approvals, including, without limitation, any which may be required by regulatory authorities having jurisdiction over Borrower or any of its Subsidiaries and any that may be required for any transactions contemplated by this Agreement or any of the other Loan Documents;

                  (xii) such other documents, instruments and agreements with respect to the transactions contemplated by this Agreement, in each case in such form and containing such additional terms and conditions as may be satisfactory to the Lender, and containing, without limitation, representations and warranties which are customary and usual in such documents.

            10.2. ALL LOANS. The obligation of the Lender to make each Loan hereunder (including the initial Loan) shall be subject to fulfillment of the following conditions:

            (a) Injunction. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or such Loan or which in the Lender's reasonable judgment, would make it inadvisable to make such Loan;

            (b) No Material Adverse Change. Since December 31, 2001, there shall not have occurred any material adverse change in the assets, liabilities, business, operations or condition (financial or otherwise) of Borrower, or any event, condition, or state of facts which would be expected materially and adversely to affect the prospects of Borrower or any of its Subsidiaries subsequent to the making of such Loan to Borrower.

            (c) Solvency.The Lender shall be satisfied that, giving effect to the making of such Loan, Borrower will be Solvent.

            (d) No Default or Event of Default. There shall exist no Default or Event of Default or any event or condition which, with the making of such Loan, would constitute a Default or Event of Default.

            (e) Representations and Warranties. All representations and warranties made by Borrower and its Subsidiaries hereunder shall be true and correct as of the date of such Loan with the same force and effect as if made on and as of such date.

            (f) Regulatory Restrictions. Neither Borrower nor any of its Subsidiaries shall be subject to any statute, rule, regulation, order, writ or injunction of any Governmental Authority which would restrict or hinder the conduct of Borrower's or such Subsidiary's business as conducted or proposed to be conducted and which could reasonably be expected to have a Material Adverse Effect. In addition, the Lender shall have reasonably satisfied itself that Borrower and each of its Subsidiaries is in compliance with all Applicable Laws of any Governmental Authority the failure to comply with which, in the reasonable opinion of the Lender, could have a Material Adverse Effect.

            (g) Regulatory Approvals. Borrower shall have received all required regulatory and other approvals or consents with regard to this Agreement and the Loan Documents, such Loan or in respect of any Collateral being pledged in connection with such Loan.

            10.3. DELAY IN SATISFACTION OF CONDITIONS PRECEDENT. If the Lender makes a Loan prior to the fulfillment of any condition precedent set forth in this Article 10, the making of such Loan shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof. The failure of Borrower, for any reason, to satisfy or cause to be satisfied any such condition precedent within thirty (30) days after the date thereof shall constitute an Event of Default for all purposes under this Agreement and the Loan Documents, unless such failure is waived in writing by the Lender.

      11.   MISCELLANEOUS

            11.1. WAIVER. Each and every right and remedy granted to the Lender under this Agreement, the other Loan Documents or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Lender to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right or remedy preclude any other or future exercise thereof or the exercise of any other right or remedy. No waiver by the Lender of any Default or Event of Default shall constitute a waiver of any subsequent Default or Event of Default.

            11.2. SURVIVAL. All representations, warranties and covenants made herein shall survive the execution and delivery of all of the Loan Documents. The terms and provisions of this Agreement shall continue in full force and effect until all of the Obligations have been paid in full, the Commitment has been terminated in writing; provided, further, that Borrower's obligations under Sections 2.6(b), 11.5 and 11.13 shall survive the repayment of the Obligations and the termination of this Agreement.

            11.3. ASSIGNMENTS; SUCCESSORS AND ASSIGNS.

            (a) This Agreement and the Loan Documents shall be binding upon, and inure to the benefit of, the successors of the Lender, the permitted successors of Borrower, and the respective assigns, transferees and endorsees of Lender. No Person shall be deemed to be a third-party beneficiary of any of the provisions of this Agreement or the Loan Documents or otherwise have any rights by reason of any provisions of this Agreement or the Loan Documents.

            (b) The Lender may, in accordance with Applicable Law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loans owing to such Lender, the Notes held by such Lender, any Commitment held by such Lender hereunder or any other interests of such Lender hereunder. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.6(b) and 11.13 with respect to its participation; provided that no Participant shall be entitled to receive any greater amount pursuant to such Section than Lender would have been entitled to receive in respect of the amount of the participation transferred by Lender to such Participant had no such transfer occurred.

            (c) The Lender may, in accordance with Applicable Law, at any time assign, pursuant to an assignment substantially in the form of Exhibit E attached hereto and incorporated herein by reference, with the Borrower's written consent (which shall not be unreasonably withheld, conditioned or delayed), to any other Person (in either case, "Assignees") all or any part of any Loans owing to the Lender, the Note, the Commitment or any other interest of the Lender hereunder. Borrower and the Lender agree that to the extent of any assignment the Assignee shall be deemed to have the same rights and benefits with respect to Borrower under this Agreement and the Note as it would have had if it were the "Lender" hereunder on the date hereof and the assigning Lender shall be released from its Commitment and other obligations hereunder to the extent of such assignment.

            (d) Borrower authorizes the Lender to disclose to any Participant or Assignee ("Transferee") and any prospective Transferee any and all financial information in the Lender's possession concerning Borrower and its Subsidiaries which has been delivered to the Lender by Borrower or any of its Subsidiaries pursuant to this Agreement or which has been delivered to the Lender by Borrower or any of its Subsidiaries in connection with the Lender's credit evaluation of Borrower prior to entering into this Agreement, but only for the purpose of permitting such Participant, Assignee or Transferee to evaluate its participation in or assumption of the Loans and the Lender's Commitment.

            (e) The Lender shall be entitled to have the Note subdivided in connection with a permitted assignment of all or any portion of such Note and the Loans evidenced thereby pursuant to Section 11.3(c) above. In the case of any such subdivision, the new Note (the "New Note") issued in exchange for a Note (the "Old Note") previously issued hereunder (i) shall be dated the date of such assignment, (ii) shall be otherwise duly completed and (iii) shall bear a legend, to the effect that such New Note is issued in exchange for such Old Note and that the indebtedness represented by such Old Note shall not have been extinguished by reason of such exchange. Upon delivery of the New Note, the Old Note shall be marked canceled and returned to Borrower.

            (f) If, pursuant to this Section 11.3, any interest in this Agreement or the Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the Lender making such transfer shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the Borrower and the Lender that under Applicable Law and treaties no taxes will be required to be withheld by Borrower or such Lender with respect to any payments to be made to such Transferee hereunder or in respect of the Loans, (ii) to furnish to such Lender and Borrower either United States Internal Revenue Service Form 4224 or United States Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from United States federal withholding tax on all payments hereunder) and (iii) to agree (for the benefit of such Lender and Borrower) to provide such Lender and Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

            (g) Neither Borrower nor any of its Subsidiaries shall be permitted to assign its interest in this Agreement or any Loan Document without the prior written consent of the Lender.

            (h) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.3, the Lender may assign and pledge all or any portion of its Loans and the Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the Lender from its obligations hereunder.

            11.4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement. Any signature page to this Agreement may be witnessed by a telecopy or other facsimile of any original signature page and any signature page of any counterpart hereof may be appended to any other counterpart hereof to form a completely executed counterpart hereof.

            11.5. EXPENSE REIMBURSEMENT. Borrower agrees to reimburse the Lender for all of the Lender's reasonable and actual expenses incurred in connection with the negotiation, preparation, execution, delivery, modification, and enforcement of this Agreement, the Note and the other Loan Documents, including, without limitation, audit costs, appraisal costs, the cost of searches, filings and filing fees, taxes and the fees and the reasonable and actual disbursements of Lender's attorneys, Messrs. Troutman Sanders LLP, and any counsel retained by them, and all reasonable costs and expenses incurred by the Lender (including, without limitation, reasonable attorneys' fees and disbursements actually incurred) to: (a) commence, defend or intervene in any court proceeding; (b) file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to the Collateral, or this Agreement, the Note or any of the other Loan Documents; (c) protect, collect, lease, sell, take possession of, or liquidate any of the Collateral; (d) attempt to enforce any Lien in any of the Collateral or to seek any advice with respect to such enforcement; and (e) enforce any of the Lender's rights to collect any of the Obligations. Borrower also agrees to pay, and to save harmless the Lender from any delay in paying, any intangibles, documentary stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement, the Note, or any of the other Loan Documents, or the recording of any thereof, or in any modification hereof or thereof. Additionally, Borrower agrees to pay to the Lender on demand any and all fees, costs and expenses which the Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person, on behalf of Borrower, by the Lender of proceeds of any Loan and (ii) the depositing for collection by the Lender of any check or item of payment received by or delivered to the Lender on account of the Obligations. All fees, costs and expenses provided for in this Section 11.5 may, at the option of the Lender, be charged as Loans to the revolving loan account of Borrower with the Lender provided for in Section 2.3 hereof. Borrower's obligations under this Section
11.5 shall survive the termination of this Agreement and the repayment of the Obligations.

            11.6. SEVERABILITY. If any provision of this Agreement or any of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement or such Loan Document and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

            11.7. NOTICES. Except as otherwise provided herein, all notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered by hand, (b) sent by telex or facsimile transmitter (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested, or
(c) when received by the addressee, if sent by Express Mail, Federal Express or other overnight delivery service (receipt requested), in each case to the appropriate addresses, telex numbers, facsimile numbers designated for a party at the "Address for Notices" specified below its name on the signature pages hereto or to such other addresses as may be designated hereafter in writing by the respective parties hereto.

            11.8. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings and agreements between such parties in respect of such subject matter, including, without limitation, as set forth in that certain commitment letter dated May 20, 2002 from the Lender. Neither this Agreement nor any provision hereof may be changed, waived, discharged, modified or terminated except pursuant to a written instrument signed by Borrower and the Lender.

            11.9. TIME OF THE ESSENCE. Time is of the essence in this Agreement and the other Loan Documents.

            11.10. INTERPRETATION. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other Governmental Authority by reason of such party having or being deemed to have structured or dictated such provision.

            11.11. LENDER NOT A JOINT VENTURER. Neither this Agreement, the Loan Documents, any agreements, instruments, documents executed and delivered pursuant hereto or thereto or in connection herewith or therewith, nor any of the transactions contemplated hereby or thereby shall in any respect be interpreted, deemed or construed as making the Lender a partner or joint venturer with Borrower or any of its Subsidiaries or as creating any similar relationship or entity, and Borrower agrees that it will not make, and will not permit any of its Subsidiaries to make, any assertion, contention, claim or counterclaim to the contrary in any action, suit or other legal proceeding involving the Lender and Borrower or any of its Subsidiaries.

            11.12. CURE OF DEFAULTS BY LENDER. If, hereafter, Borrower or any of its Subsidiaries defaults in the performance of any duty or obligation to any third party, the Lender may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by the Lender in connection therewith including, without limitation, for payment on mortgage or note obligations, for the purchase of insurance, the payment of taxes and the removal or settlement of Liens and claims, shall be included in the Obligations and be secured by the Collateral.

            11.13. INDEMNITY. In addition to any other indemnity provided for herein, Borrower hereby indemnifies the Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel actually incurred) which may be imposed on, incurred by, or asserted against the Lender in any litigation, proceeding or investigation instituted or conducted by any Governmental Authority or any other Person (other than Borrower or any Subsidiary) with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the other Loan Documents, whether or not the Lender is a party thereto, except to the extent that any of the foregoing arises out of gross negligence, willful misconduct or a breach of this Agreement by the Lender, as the case may be. Additionally, Borrower hereby indemnifies and holds the Lender harmless from all loss, cost (including, without limitation, reasonable fees and disbursements of counsel actually incurred), liability and damage whatsoever incurred by the Lender by reason of any violation of any applicable Environmental Laws for which Borrower, any of its Subsidiaries or any of their respective predecessors has any liability or which occurs upon any real estate owned by or under the control of Borrower or any of its Subsidiaries, or by reason of the imposition of any governmental Lien for the recovery of environmental cleanup costs expended by reason of such violation. Borrower's obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

            11.14. CONSEQUENTIAL DAMAGES. THE LENDER SHALL NOT BE RESPONSIBLE OR LIABLE TO BORROWER, ANY OF ITS SUBSIDIARIES, OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            11.15. ATTORNEY-IN-FACT. Borrower hereby designates, appoints and empowers the Lender irrevocably as its attorney-in-fact, at Borrower's cost and expense, to do in the name of Borrower any and all actions which the Lender may deem necessary or advisable to carry out the terms hereof upon the failure, refusal or inability of Borrower to do so, and Borrower hereby agrees to indemnify and hold the Lender harmless from any costs, damages, expenses or liabilities arising against or incurred by the Lender in connection therewith except to the extent that any of such costs, damages, expenses or liabilities arise out of Lender's gross negligence or willful misconduct or breach of this Agreement.

            11.16. GOVERNING LAW; JURISDICTION. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. BORROWER HEREBY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE REVOLVING CREDIT NOTE OR THE OTHER LOAN DOCUMENTS; AND (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

            11.17. WAIVER OF JURY TRIAL. AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS RESPECTIVE COUNSEL, BORROWER AND LENDER HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED ON OR ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS AGREEMENT, THE NOTE, ANY OF THE OTHER LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL

OR WRITTEN), OR ACTIONS OF BORROWER OR THE LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO MAKE THE LOANS TO BORROWER.

                               ----------------
                                   Initials

      IN WITNESS WHEREOF, Borrower and the Lender have caused their duly authorized officers to set their hands and seals as of the day and year first above written.

                                      "BORROWER"

                                      COMMUNITY FINANCIAL HOLDING
                                      COMPANY, INC.


                                      By: /s/ THOMAS J. MARTIN
                                          -------------------------------------
                                          Thomas J. Martin
                                          Chairman and Chief Executive Officer

                                      Attest: /s/ ANN K. MARSHALL
                                             ----------------------------------
                                             Ann K. Marshall
                                             Secretary

                                                [CORPORATE SEAL]

                                      Address for Notices:

                                      2775 Buford Highway
                                      Duluth, Georgia  30096
                                      Attn:   Thomas J. Martin
                                      Facsimile:  (770) 476-2023
                                      Telephone:  (770) 476-2775

                                      With copies to:

                                      Morris Manning & Martin LLP
                                      1600 Atlanta Financial Center
                                      3343 Peachtree Street, N.E.
                                      Atlanta, Georgia  30326
                                      Attn:  T. Daniel Brannan, Esq.
                                      Facsimile:  (404) 365-9532
                                      Telephone:  (404) 233-7000

                                      "LENDER"

                                      UNITED COMMUNITY BANK


                                       By: /s/ TODD BURT
                                          -------------------------------------
                                           Todd Burt
                                           Commercial Loan Officer


                                      Address for Notices:
                                      --------------------
                                      P.O. Box 398
                                      Blairsville, Georgia  30514

                                      WITH COPIES TO:

                                      Troutman Sanders LLP
                                      600 Peachtree Street, N.W.
                                      Suite 5200
                                      Atlanta, Georgia  30308-2216
                                      Attn:  Matthew F. Roberts, Esq.
                                      Facsimile No: (404) 885-3900

                                    EXHIBIT A
                                       TO
                                 LOAN AGREEMENT

                                 Promissory Note

$2,500,000                                                       June 28, 2002


      FOR VALUE RECEIVED, the undersigned, COMMUNITY FINANCIAL HOLDING COMPANY, INC., a Georgia corporation (hereinafter referred to as "Maker"), promises to pay to the order of United Community Bank (hereinafter referred to as the "Holder"), at its mailing address of P.O. Box 398, Blairsville, Georgia 30514 or at its office located at 59 Highway 515, Blairsville, Georgia 30512 or at such other place as Holder may from time to time designate in writing, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 United States Dollars (U.S. $2,500,000) or, if less, the aggregate outstanding principal amount of Loans, as such term is defined in the Loan Agreement referred to hereinbelow, made or issued by Holder to Maker, in lawful money of the United States, payable in full in accordance with Section 2.1 of the Loan Agreement (as hereinafter defined).

      Interest on the principal balance from time to time outstanding hereunder shall accrue at the rates and shall be payable in the manner set forth in that certain Loan Agreement dated as of June 28, 2002 (as the same has been, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms contained herein and not otherwise defined herein shall have the respective meanings given to such terms in the Loan Agreement) by and between Maker and Holder. In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Holder has received interest hereunder in excess of the highest applicable rate, Holder shall promptly refund such excess interest to Maker.

      The date and amount of each Loan made by the Holder to the Maker of this Note under the Loan Agreement, and each payment of principal thereof, shall be recorded by Holder on its books and, prior to any transfer of this Note, endorsed by Holder on the Schedule attached hereto or on any continuation thereof.

      This Note is the "Note" referred to in the Loan Agreement, and is subject to all of the terms and conditions of the Loan Agreement, including, but not limited to, those related to the acceleration of the indebtedness represented hereby upon the occurrence of an Event of Default. Payment of this Note is secured by the Collateral.

      In the event that all or any portion of the indebtedness evidenced hereby shall be collected by or through an attorney-at-law, Holder shall be entitled to collect from Maker all costs of collection, including reasonable attorneys' fees actually incurred.

      Maker hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note. This Note shall be payable without right of setoff, any defense of want or failure of consideration, nonperformance of any condition precedent, nondelivery or delivery for a special purpose or any other defense of any nature whatsoever.

      THIS NOTE, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW). MAKER HEREBY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE AND (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE REGARDING THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE HOLDER TO BRING PROCEEDINGS AGAINST MAKER IN THE COURTS OF ANY OTHER JURISDICTION WITHIN THE UNITED STATES OF AMERICA OR IN WHICH ANY COLLATERAL IS LOCATED.

      AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS COUNSEL, MAKER HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED ON OR ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS NOTE, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF MAKER OR HOLDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER TO MAKE THE LOANS EVIDENCED BY THIS NOTE TO MAKER.

      IN WITNESS WHEREOF, the undersigned has caused this Note to be executed under seal by its duly authorized officer as of the day and year first written above.

                                      "MAKER"

                                      COMMUNITY FINANCIAL HOLDING
                                      COMPANY, INC.


                                      By:
                                         --------------------------------------
                                         Thomas J. Martin
                                         Chairman and Chief Executive Officer



                                      Attest:
                                             ----------------------------------
                                             Ann K. Martin
                                             Secretary

                                                    [CORPORATE SEAL]

                                   Schedule to
                                 Promissory Note
                            Dated as of June 28, 2002
                  of Community Financial Holding Company, Inc.


         Principal                        Principal
         Amount of      Interest          Amount of        Outstanding
Date       Loan           Rate             Payment          Balance
----     ---------      --------          ---------        ----------

                                    EXHIBIT B
                                       TO
                                 LOAN AGREEMENT

                               Notice of Borrowing

United Community Bank
P.O. Box 398
Blairsville, Georgia  30514

      Re: Loan Agreement dated as of June 28, 2002 (the "Loan Agreement") between Community Financial Holding Company, Inc. ("Borrower") and United Community Bank ("Lender")

Gentlemen:

      This request is delivered in accordance with Section 2.2 of the Loan Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

      Borrower hereby [IRREVOCABLY REQUESTS] [CONFIRMS IT IRREVOCABLE ORAL REQUEST] for the following new Loan:

      1.    Amount of Loan:                           $___________________
      2.    Date of Loan:                             _____________, 200__

      In connection with this request, Borrower hereby certifies to the Lender as follows:

      (a) The representation and warranties set forth in Section 4 of the Loan Agreement, the terms of which are incorporated herein by reference, are true and correct in all material respects on and as of the date hereof;

      (b) All of the conditions precedent to the Loan requested hereby set forth in Sections 10.1 and 10.2 of the Loan Agreement have been satisfied; and

      (c) On the date hereof, and after giving effect to the Loan requested hereby, no Default or Event of Default has occurred or is continuing.

                                      Very truly yours,


                                      COMMUNITY FINANCIAL HOLDING
                                      COMPANY, INC.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                  EXHIBIT C TO
                                 LOAN AGREEMENT

                             COMPLIANCE CERTIFICATE

      This Compliance certificate is issued pursuant to Section 5.1(b) of that certain Loan Agreement, dated as of June 28, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") between Community Financial Holding Company, Inc., a Georgia corporation ("Borrower"), and United Community Bank ("Lender") (capitalized terms used herein and not otherwise defined having the meanings given such terms in the Loan Agreement):

      The undersigned hereby certify that:

      1. The undersigned are, respectively, the _________ and chief executive officer and the ________ and chief financial officer of Borrower and, in those capacities, are authorized and empowered to issue this certificate for and on behalf of Borrower.

      2. The representations and warranties set forth in Article 4 of the Loan Agreement, the terms of which are incorporated herein by reference, are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof;

      3. Borrower is, on the date hereof, in compliance with all the terms and conditions set forth in the Loan Agreement on its part to be observed and performed, which terms and conditions are incorporated herein by reference;

      4. On the date hereof, and after giving effect to the making of any Loans to be made on the date hereof (as that term is defined in the Loan Agreement), no Default or Event of Default (as such terms are defined in the Loan Agreement) has occurred or is continuing; and

      5. Attached hereto as Exhibit A are true and correct calculations setting forth Borrower's compliance, as of _______ ___, 200__, with the applicable financial covenants set forth in Article 7 of the Loan Agreement.

      IN WITNESS WHEREOF, the undersigned have set their hands and seals this _____ day of _______, 200__.



                              _________________________________(SEAL)
                              Name:
                              Title:
                              Community Financial Holding Company, Inc.

                              _________________________________(SEAL)
                              Name:
                              Title:
                              Community Financial Holding Company, Inc.

                       Exhibit A to Compliance Certificate

                          Financial Covenant Compliance
                                 Calculations
                            as of _______________, 200___

7.1   Tangible Equity:

                 Actual:                                           $___________
                 Required:                                         $___________


7.2   Total Risk Based Capital Ratio:

           Qualifying Total Capital:                              $___________
           Risk Weighted Assets:                                  $___________
           Total Risk Based Capital Ratio Actual:                  _.__ : _.__
           Total Risk Based Capital Ratio Required:                _.__ : _.__


7.3   Leverage Ratio:

           Tier 1 Capital:                                        $___________
           Total Assets:                                          $___________
           Leverage Ratio Actual                                   _.__ : _.__
           Leverage Ratio Required                                 _.__ : _.__


7.4   Allowance for Loan and Lease Losses Ratio:

           Allowance for Loan and
              Lease Losses                                        $___________
           Gross Loans:                                           $___________
           Allowance for Loan and Lease Losses Ratio Actual        _.__ : _.__
           Allowance for Loan and Lease Losses Ratio Required      _.__ : _.__

7.5   Adversely Classified Assets Ratio:

           Adversely Classified Assets:                           $___________
           Tier 1 Capital:                                        $___________
           Allowance for Loan and
             Lease Losses                                         $___________
           Non Performing Assets Ratio Actual                      _.__ : _.__
           Non Performing Assets Ratio Required                    _.__ : _.__

                                  EXHIBIT D TO
                                 LOAN AGREEMENT

                                     FORM OF
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT is dated as of _______ , 200__ and made BETWEEN:

            (1)________________________________________________________________
with an address at __________________(the "Assignor"); and

            (2)________________________________________________________________
with an address at __________________ (the "Assignee").


      WHEREAS, the Assignor is party to the Loan Agreement more specifically described in Item 1 of Exhibit A hereto (the "Loan Agreement", terms used herein which are defined in the Loan Agreement and not otherwise defined herein shall have the same meaning as when used herein).

      WHEREAS, the Assignor holds under the Loan Documents certain outstanding Loans under the Loan Agreement (the "Loans") and desires to transfer, sell and assign to Assignee the percentage of such Loans outstanding on the Assignment Date (as defined herein), which percentage is set forth in Item 2 of Exhibit A hereto (the "Percentage"; the Percentage of Assignor's Loans to be purchased by Assignee on the Assignment Date, the "Assigned Loans");

      WHEREAS, Assignee desires to purchase the Percentage of the Loans outstanding on the Assignment Date and assume a portion of Assignor's Commitment Percentage of the Commitment ("Assignor's Commitment") equal to the Percentage of Assignor's Commitment (the Percentage of Assignor's Commitment to be assumed by Assignee on the Assignment Date, the "Assigned Commitment");

      WHEREAS, the Assignor and Assignee desire to set forth the terms and provisions of the transfers, sales and assignments hereinabove described.

      NOW IT IS HEREBY AGREED AND DECLARED as follows:

      1.    ASSIGNMENT AND TRANSFER

            1.1. Subject to the terms and conditions set forth herein and the granting of the consent or consents, if any, required by Section 11.3 of the Loan Agreement, the Assignor hereby assigns and transfers to the Assignee, without recourse to or representation or warranty by the Assignor (except as provided in Clause 5.1 hereof) all the Assignor's rights, title and interest of the

Assignor in respect of the Assigned Loans under the Loan Documents and with effect from the date set forth in Item 3 of Exhibit A hereto (the "Assignment Date", and the Assignee hereby accepts such assignment and transfer as of the Assignment Date (the "Assignment").

            1.2. Upon the occurrence and in consideration of the Assignment, the Assignee agrees with the Assignor that the Assignee assume the Assigned Commitment and shall perform all the obligations of the Assignor with respect to the Assigned Loans and Assigned Commitment under the Loan Agreement and the other documents and instruments executed in connection therewith (such obligations of Assignee, including the obligation to fund under the Assigned Commitment, the "Assumed Obligations") so far as such Assumed Obligations remain to be performed and shall be bound by the terms and provisions of the Loan Documents to the same extent and in the same manner as if it were originally a party thereto (the "Assumption" and, together with the Assignment, the "Transfer").

      2.    CONSIDERATION

            2.1. In consideration of the Assignment, the Assignee agrees to transfer to the Assignor, on the Assignment Date, the consideration described in the funding letter agreement of even date herewith between the Assignor and the Assignee (the "Consideration"). Upon receipt of the Consideration, Assignor shall send written notice of the Transfer in the form set forth as Exhibit B hereto to the parties listed in Section 11.7 of the Loan Agreement.

            2.2 The Assignor and the Assignee agree that all interest on, and fees and commissions in respect of, the Assigned Loans which have accrued to but excluding the Assignment Date shall be for the account of the Assignor, and interest on and fees and commissions in respect of the Assigned Loans which accrue on and after the Assignment Date shall be for the account of the Assignee. Either party which receives any such interest, fees and commissions which is for the account of the other party shall promptly pay the same to the other and until so paid hold it in trust for the other party. Partial payments of interest in respect of any period in effect on and continuing after the Assignment Date shall be applied pro rata for each day of such period.

            2.3. All payments to be made hereunder shall be made without setoff, counterclaim, deduction or withholding in U.S. Dollars.

      3.    INDEPENDENT INVESTIGATION

The Assignee acknowledges that it has not relied upon any representation, nor has any representation been made, by the Assignor (except as specified in Clause
5.1 hereof), and the Assignee further acknowledges that it has made its own independent investigation based upon such documents and information as it has deemed appropriate, as to all matters relevant to the Transfer, including without limitation (a) the financial condition or credit-worthiness of all parties named as borrowers, (b) the rights, obligations and transactions contemplated by the Loan Documents, and

(c) the effectiveness, legality, validity, collectability or enforceability of any Loan Document. The Assignee acknowledges that it will, based upon its own independent investigation and such documents as it deems appropriate, continue to make its own decisions as to the Assigned Loans, the Assigned Commitment, the Assumed Obligations, the Loan Documents and this Assignment Agreement.

      4.    TRANSFER COSTS AND FURTHER ASSURANCES

Each of the parties hereto agrees that it shall bear its own costs and expenses in connection with the Transfer and with the negotiation, preparation, execution and performance of this Assignment Agreement. Upon the consummation of the Transfer hereunder, the Assignor shall request the Borrower to make appropriate arrangements so that, if required, replacement notes are issued to the Assignor and new notes are issued to Assignee to reflect the Transfer hereunder.

      5.    REPRESENTATIONS AND WARRANTIES

            5.1. The Assignor hereby represents and warrants to the Assignee that the Assignor has full power and authority to take, has duly authorized to be taken, and has taken, all corporate action necessary to execute and deliver this Assignment Agreement and to effect the Transfer and to fulfill its obligations hereunder.

            5.2. The Assignee hereby represents and warrants to the Assignor that:

                  (a) The Assignee has full power and authority to take, has duly authorized to be taken, and has taken, all corporate action necessary to execute, deliver and fulfill its obligations hereunder and under the Assumed Obligations, and has obtained all consents and approvals, necessary to its execution, delivery and performance hereof and the delivery of the Consideration.

                  (b) The Assignee is not insolvent or otherwise in any condition that would entitle any creditor of the Assignee, any person acting or purporting to act under authority of any legislation pertaining to bankruptcy or creditors' rights or any banking authority, to require that the Assignor or the Assignor's agent divest itself of the consideration received pursuant to Clause 2.1 hereof in respect of the Assignment.

      6.    COMMUNICATIONS

All notices and other correspondence to be given by one party hereto to the other shall be given or made by mail, telex or telecopier to the addressee at its address set forth in the recitals hereto, or to such other address as the respective addressee may notify to the respective addressor. Any notices shall be deemed to have been received, if given by mail, when received; if given by telex, at the time of receipt of the appropriate answerback code; if given by telecopier, when received.

      7.    EXHIBIT

Exhibit A and all of the provisions thereof, is hereby incorporated into this Agreement by reference and forms a part hereof as if fully set forth herein.


      IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year first above written.

                              [NAME OF ASSIGNOR]
                              -----------------------------------------------
                              as Assignor


                              By:
                                  ----------------------------------------
                                  Title:


                              By:
                                  ----------------------------------------
                                  Title:


                              [NAME OF ASSIGNEE]
                              -----------------------------------------------
                              as Assignee


                              By:
                                  ----------------------------------------
                                  Title:


                              By:
                                  ----------------------------------------
                                  Title:

                                    EXHIBIT A
                     TO ASSIGNMENT AND ACCEPTANCE AGREEMENT

                        This Exhibit A completes items of
                  information in the Assignment and Acceptance
                 Agreement to which this Exhibit A is Attached.


Item 1.  Identification of
         Loan Agreement:       Loan Agreement, dated June 28, 2002, between
                               Community Financial Holding Company, Inc. and
                               United Community Bank

Item 2.  Percentage:       %
                     -------

Item 3.  Effective Date:
                           --------------

Item 4.  Name and address
         of Assignee:
                           ------------------------------------------



[Name of Assignor]                       [Name of Assignee]
------------------------------------     -----------------------
as Assignor                              as Assignee


By:                                      By:
   ---------------------------------        --------------------------------
   Title:                                    Title:

                                    EXHIBIT B
                     TO ASSIGNMENT AND ACCEPTANCE AGREEMENT

                               NOTICE OF TRANSFER


To the Parties listed on
Schedule A attached hereto:


            Reference is made to the Loan Agreement dated as of June 28, 2002 between Community Financial Holding Company and United Community Bank. In its capacity as assignor of an interest in the Loans, please be advised of the following:

                             Assignor Information

Financial Institution Name:

Commitments & Outstanding Loans:

Prior to Giving Effect to Assignment:


                                          Amount of
                        Amount of         Outstanding          Commitment
      Facility          Commitment           Loans             Percentage
      --------          ----------        -----------          ----------




Total


After Giving Effect To Assignment:


                                          Amount of
                        Amount of         Outstanding          Commitment
      Facility          Commitment           Loans             Percentage
      --------          ----------        -----------          ----------


Total

                              ASSIGNEE INFORMATION


Financial Institution Name:

Office For Notices:

            Name:
            Address:
            Attention:
            Telex:
            Fax:
            Telephone:


Commitments and Loans Assigned:

                                          Amount of
                        Amount of         Outstanding          Commitment
      Facility          Commitment           Loans             Percentage
      --------          ----------        ------------         ----------




Total

                                          [Name of Assignor]
                                          ------------------------------------


                                          By:
                                             ---------------------------------
                                              Title:

                                   SCHEDULE A
                         TO EXHIBIT B OF ASSIGNMENT AND
                              ACCEPTANCE AGREEMENT

1.    United Community Bank
      P.O. Box
      Blairsville, Georgia  30514
      Attn:  Todd Burt

2.    Community Financial Holding Company, Inc.
      2775 Buford Highway
      Duluth, Georgia  30096
      Attn:  Thomas J. Martin